Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports First Quarter 2025 Results;

Updates Full Year 2025 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, April 28, 2025 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended March 31, 2025.

Highlights of the first quarter include:

•	Net income of $189.0 million or $1.77 per share

•	Industry-leading AFFO per share of $3.18

•	Repurchased 583 thousand shares subsequent to quarter end

•	New $1.5 billion share repurchase authorization approved by Board of Directors

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $1.11 per share of the Company’s Class A Common Stock. The distribution is payable June 17, 2025 to the shareholders of record at the close of business on May 22, 2025.

“We had a positive start to 2025, producing favorable financial and operating results,” commented Brendan Cavanagh, President and Chief Executive Officer. “Carrier activity levels in the U.S., represented by both new leasing business signed up and services volumes, continued to grow in the quarter. We also saw our U.S. leasing and services application backlogs increase from year-end, providing us confidence in continued solid activity levels throughout the year. Internationally we also saw solid leasing activity in line with our expectations, and we were able to secure an earlier than expected closing of 321 sites from our previously announced Millicom acquisition. These first quarter results have allowed us to increase our full year outlook for each of our key financial metrics from the levels provided just two months ago. Our balance sheet remains very strong as we ended the quarter with a net debt to Adjusted EBITDA leverage ratio of 6.4x, no remaining debt maturities in 2025, and a significant cash balance of over $600 million. In the current uncertain macroeconomic environment, SBA stands out as a reliable, cash flow producing, high performing company. With some of the dislocation in the stock market over the last month, we have demonstrated confidence in our company and prospects by repurchasing approximately 583 thousand shares of our stock for $122.9 million. In addition, today we are announcing that our Board of Directors has approved a new $1.5 billion share repurchase authorization, providing us with the opportunity and flexibility to continue returning capital to our shareholders. The favorable characteristics of our underlying business, the outstanding execution of our team and the strength of our balance sheet, provide us with tremendous opportunities to continue serving our customers and creating value for our shareholders.”

Operating Results

The table below details select financial results for the three months ended March 31, 2025 and comparisons to the prior year period.

	Q1 2025	Q1 2024	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$616.2	$628.3	$(12.1)	(1.9%)	0.6%
Site development revenue	48.0	29.6	18.4	62.4%	62.4%
Site leasing segment operating profit (2)	500.7	513.5	(12.8)	(2.5%)	(0.2%)
Tower cash flow (1)	497.8	506.0	(8.2)	(1.6%)	0.7%
Net cash interest expense	93.4	89.1	4.3	4.8%	4.6%
Net income (3)	189.0	154.5	34.5	22.3%	(14.8%)
Earnings per share — diluted	1.77	1.42	0.35	24.6%	(14.2%)
Adjusted EBITDA (1)	457.3	465.4	(8.1)	(1.7%)	0.5%
AFFO (1)	343.9	357.4	(13.5)	(3.8%)	(0.9%)
AFFO per share (1)	3.18	3.29	(0.11)	(3.3%)	(0.6%)

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.
(2)	Site leasing contributed 98.1% of the Company’s total operating profit in the first quarter of 2025.
(3)

Net income includes a $36.0 million gain and $28.5 million loss, net of taxes, on the currency-related remeasurement of intercompany loans with foreign subsidiaries which are denominated in a currency other than the subsidiaries’ functional currencies for the first quarter of 2025 and 2024, respectively.

The table below details select financial results by segment for the three months ended March 31, 2025 and comparisons to the prior year period.

	Q1 2025	Q1 2024	$ Change	% Change	% Change excluding FX
	($ in millions)
Domestic site leasing revenue	$461.0	$461.5	$(0.5)	(0.1%)	(0.1%)
Domestic cash site leasing revenue (1)	459.9	456.6	3.3	0.7%	0.7%
Domestic site leasing segment operating profit	392.7	395.5	(2.8)	(0.7%)	(0.7%)
Domestic site leasing tower cash flow (1)	389.5	387.2	2.3	0.6%	0.6%
Int’l site leasing revenue	155.2	166.8	(11.6)	(6.9%)	2.7%
Int’l cash site leasing revenue (1)	155.0	167.6	(12.6)	(7.5%)	2.1%
Int’l site leasing segment operating profit	108.0	117.9	(9.9)	(8.4%)	1.4%
Int’l site leasing tower cash flow (1)	108.3	118.8	(10.5)	(8.8%)	0.9%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

The table below details key margins for the three months ended March 31, 2025 and comparisons to the prior year period.

	Q1 2025	Q1 2024
Tower Cash Flow Margin (1)	80.9%	81.1%
Adjusted EBITDA Margin (1)	69.0%	71.2%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Investing Activities

During the first quarter of 2025, SBA acquired 344 communication sites, including 321 sites from the previously announced Millicom transaction, for total cash consideration of $58.0 million. SBA also built 67 towers during the first quarter of 2025. As of March 31, 2025, SBA owned or operated 39,709 communication sites, 17,447 of which are located in the United States and its territories and 22,262 of which are located internationally. In addition, the Company spent $8.0 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the first quarter of 2025 were $109.6 million, consisting of $14.2 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $95.4 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

As of the date of this press release, approximately 6,700 sites related to the Millicom transaction remain under contract for approximately $925.0 million in cash. In addition to the Millicom sites, the Company is under contract to purchase 18 communication sites for an aggregate consideration of $10.0 million in cash, which it expects to close by the end of the third quarter of 2025.

The Company sold all of its towers and related assets held in the Philippines and Colombia on January 10, 2025 and March 14, 2025, respectively.

Financing Activities and Liquidity

SBA ended the first quarter of 2025 with $12.5 billion of total debt, $9.5 billion of total secured debt, $0.7 billion of cash and cash equivalents, short-term restricted cash, and short-term investments, and $11.8 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 6.4x and 4.8x, respectively.

On January 15, 2025, the Company, through an existing trust, repaid the aggregate principal amount of the 2019-1C Tower Securities ($1.165 billion) and the 2019-1R Tower Securities ($61.4 million).

As of the date of this press release, the Company had no amount outstanding under its $2.0 billion Revolving Credit Facility.

Subsequent to the first quarter of 2025, the Company repurchased 583 thousand shares of its Class A common stock for $122.9 million at an average price per share of $210.87 under its existing $1.0 billion stock repurchase plan. Shares repurchased were retired.

On April 27, 2025, the Company’s Board of Directors authorized a new $1.5 billion share repurchase plan, replacing the prior plan authorized on October 28, 2021 which had a remaining authorization of $81.8 million. This new plan authorizes the Company to purchase, from time to time, up to $1.5 billion of our outstanding Class A common stock through open market repurchases in compliance with Rule 10b-18 under the Exchange Act and/or in privately negotiated transactions at management’s discretion based on market and business conditions, applicable legal requirements and other factors. Shares repurchased will be retired. The new plan has no time deadline and will continue until otherwise modified or terminated by the Company’s Board of Directors at any time in its sole discretion. As of the date of this filing, the Company had the full $1.5 billion of authorization remaining under the new plan.

In the first quarter of 2025, the Company declared and paid a cash dividend of $122.3 million.

Outlook

The Company is updating its full year 2025 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2025 Outlook assumes the acquisitions of only those communication sites under contract which are expected to close in 2025 at the time of this press release. This includes an estimated closing date for the remaining sites under contract with Millicom of September 1, 2025; however, the ultimate closing is dependent upon regulatory approvals and other requirements and may differ from this date. The Company may spend additional capital in 2025 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2025 guidance. The Outlook also does not contemplate any additional repurchases of the Company’s stock or new debt financings during 2025, although the Company may ultimately spend capital to repurchase stock or issue new debt during the remainder of the year.

The Company’s Outlook assumes an average foreign currency exchange rate of 5.75 Brazilian Reais to 1.0 U.S. Dollar, 1.42 Canadian Dollars to 1.0 U.S. Dollar, 2,630 Tanzanian shillings to 1.0 U.S. Dollar, and 18.60 South African Rand to 1.0 U.S. Dollar throughout the last three quarters of 2025.

(in millions, except per share amounts)	Full Year 2025			Change from February 24, 2025 Outlook (6)	Change from February 24, 2025 Outlook Excluding FX (6)
Site leasing revenue	$2,536.0	to	$2,561.0	$6.0	$7.0
Site development revenue	$180.0	to	$200.0	$20.0	$20.0
Total revenues	$2,716.0	to	$2,761.0	$26.0	$27.0
Tower Cash Flow (1)	$2,043.0	to	$2,068.0	$3.0	$3.0
Adjusted EBITDA (1)	$1,891.0	to	$1,911.0	$6.0	$6.0
Net cash interest expense (2)	$430.0	to	$436.0	$1.0	$1.0
Non-discretionary cash capital expenditures (3)	$53.0	to	$63.0	$—	$—
AFFO (1)	$1,353.0	to	$1,393.0	$8.0	$8.0
AFFO per share (1) (4)	$12.53	to	$12.90	$0.14	$0.14
Discretionary cash capital expenditures (5)	$1,255.0	to	$1,275.0	$—	$—

(1)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(2)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 108.0 million. Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2025.

(5)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include easements or payments to extend lease terms and expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

(6)	Changes from prior outlook are measured based on the midpoint of outlook ranges provided.

Bridge of 2024 Total Site Leasing Revenue to 2025 Guidance

The table below presents a bridge of the Company’s 2024 Site Leasing Revenue to the Company’s Outlook for 2025 Site Leasing Revenue by reportable segment.

(in millions)	Consolidated			Domestic			International
2024 Total Site Leasing Revenue	$ 2,527			$ 1,862			$ 665
(+) New Leases and Amendments	51	to	57	35	to	39	16	to	18
(+) Escalations	68	to	71	51	to	52	17	to	19
(-) Sprint Consolidation Churn	(52)	to	(50)	(52)	to	(50)	—	to	—
(-) Regular Churn	(53)	to	(47)	(22)	to	(20)	(31)	to	(27)
(+) Non-Organic Revenue (1)	57	to	57	7	to	7	50	to	50
(+ / -) Straight-line Revenue	(13)	to	(8)	(21)	to	(18)	8	to	10
(+ / -) FX	(26)	to	(26)	—	to	—	(26)	to	(26)
(+ / -) Other (2)	(23)	to	(20)	—	to	2	(23)	to	(22)

2025 Total Site Leasing Revenue	$2,536	to	$2,561	$1,860	to	$1,874	$676	to	$687

(1)	Includes contributions from acquisitions and new infrastructure builds.
(2)	Includes pass-through reimbursable expenses, amortization of capital contributions for tower augmentations, managed and non-macro business and other miscellaneous items.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, April 28, 2025 at 5:00 PM (EDT) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, April 28, 2025 at 5:00 PM (EDT)
Dial-in Number:	(202) 735-3323
Access Code:	8735432
Conference Name:	SBA First quarter 2025 results
Replay Available:	April 29, 2025 at 12:01 AM to May 27, 2025 at 12:00 AM (TZ: Eastern)
Replay Number:	(888) 372-1321
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and the Company’s earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the execution of its growth strategies and the impacts to its financial performance, (ii) continued growth in the U.S. and the drivers of that growth, (iii) its capital allocation strategy, (iv) its outlook for financial and operational performance in 2025, the assumptions it made and the drivers contributing to its initial full year guidance, (v) the timing of closing for currently pending acquisitions, including the Millicom acquisition and its anticipated revenue, tower cash flows and other anticipated benefits, (vi) tower portfolio growth and positioning for future growth, (vii) asset purchases, share repurchases, and debt financings, (viii) its ability to return capital to shareholders, (ix) the strength of its balance sheet and ability to generate significant free cash flow, (x) its customers’ ongoing network investments, (xi) the impact of its backlog on activity levels throughout the year , (xii) the impact of macro-economic conditions on its business, including from the current tariff policies,(xiii) its focus areas for 2025 and its ability to excel in such areas, and (xiv) churn for the full year 2025 and beyond.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the impact of macro-economic conditions, including high interest rates, tariffs, inflation and financial market volatility on (a) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (b) the Company’s business and results of operations, and on foreign currency exchange rates and (c) consumer discretionary income and demand for wireless services, (2) the timing of the closing of the Millicom acquisition and the Company’s ability to recognize anticipated revenues, tower cash flows and other anticipated benefits under the Millicom transaction, (3) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in the United States and in the Company’s other international markets; (4) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (5) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (6) the Company’s ability to manage expenses and cash capital expenditures at anticipated levels; (7) the impact of continued consolidation among wireless service providers in the U.S. and internationally, on the Company’s leasing revenue; (8) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (9) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (10) the Company’s ability to acquire land underneath towers on terms that are accretive; (11) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (12) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, availability and cost of labor and supplies, and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2025; and (13) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria.

With respect to its expectations regarding the ability to close, and realize the benefits of, pending acquisitions, including the Millicom transaction, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration, its ability to accurately anticipate the future performance of the acquired towers and any challenges or costs associated with the integration of such towers. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2025 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 39,000 communications sites throughout the Americas and in Africa, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and one of the top Real Estate Investment Trusts (REITs) by market capitalization. For more information, please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Maria Alexandra Velez

VP, Corporate Affairs

561-981-7352

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months
	ended March 31,
	2025	2024
Revenues:
Site leasing	$616,209	$628,276
Site development	48,039	29,586

Total revenues	664,248	657,862

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	115,478	114,813
Cost of site development	38,188	23,178
Selling, general, and administrative expenses (1)	66,219	68,698
Acquisition and new business initiatives related adjustments and expenses	7,379	7,417
Asset impairment and decommission costs	37,026	43,648
Depreciation, accretion, and amortization	65,048	76,750

Total operating expenses	329,338	334,504

Operating income	334,910	323,358

Other income (expense):
Interest income	10,780	7,314
Interest expense	(104,148)	(96,390)
Non-cash interest expense	(8,348)	(8,443)
Amortization of deferred financing fees	(5,434)	(5,289)
Loss from extinguishment of debt, net	—	(4,428)
Other income (expense), net	3,217	(44,652)

Total other expense, net	(103,933)	(151,888)

Income before income taxes	230,977	171,470
Provision for income taxes	(42,019)	(16,927)

Net income	188,958	154,543
Net income attributable to noncontrolling interests	2,826	—

Net income attributable to SBA Communications
Corporation	$191,784	$154,543

Net income per common share attributable to SBA
Communications Corporation:
Basic	$1.78	$1.43

Diluted	$1.77	$1.42

Weighted-average number of common shares
Basic	107,744	108,102

Diluted	108,140	108,616

(1)	Includes non-cash compensation of $15,075 and $20,773 for the three months ended March 31, 2025 and 2024, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2025	2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$636,447	$189,841
Restricted cash	23,168	1,206,653
Accounts receivable, net	129,847	145,695
Costs and estimated earnings in excess of billings on uncompleted contracts	26,840	19,198
Prepaid expenses and other current assets	117,014	417,333

Total current assets	933,316	1,978,720
Property and equipment, net	2,818,907	2,792,084
Intangible assets, net	2,403,046	2,388,707
Operating lease right-of-use assets, net	2,340,100	2,292,459
Acquired and other right-of-use assets, net	1,329,207	1,308,269
Other assets	618,341	657,097

Total assets	$10,442,917	$11,417,336

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$65,043	$59,549
Accrued expenses	74,746	81,977
Current maturities of long-term debt	771,802	1,187,913
Deferred revenue	110,369	127,308
Accrued interest	34,699	62,239
Current lease liabilities	267,544	261,017
Other current liabilities	18,813	17,933

Total current liabilities	1,343,016	1,797,936
Long-term liabilities:
Long-term debt, net	11,654,372	12,403,825
Long-term lease liabilities	1,947,414	1,903,439
Other long-term liabilities	406,214	367,942

Total long-term liabilities	14,008,000	14,675,206
Redeemable noncontrolling interests	62,604	54,132
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 108,028 shares and 107,561 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,080	1,076
Additional paid-in capital	2,991,050	2,975,455
Accumulated deficit	(7,255,164)	(7,326,189)
Accumulated other comprehensive loss, net	(707,669)	(760,280)

Total shareholders’ deficit	(4,970,703)	(5,109,938)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$10,442,917	$11,417,336

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$188,958	$154,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	65,048	76,750
(Gain) loss on remeasurement of U.S. denominated intercompany loans	(54,641)	42,980
Non-cash compensation expense	15,713	21,469
Non-cash asset impairment and decommission costs	35,726	38,944
Loss from extinguishment of debt, net	—	4,428
Deferred and non-cash income tax provision	35,682	8,283
Other non-cash items reflected in the Statements of Operations	67,731	16,661
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	10,399	51,093
Prepaid expenses and other assets	(4,642)	(722)
Operating lease right-of-use assets, net	33,080	34,694
Accounts payable and accrued expenses	(8,537)	(20,395)
Accrued interest	(26,941)	(24,783)
Long-term lease liabilities	(32,787)	(37,055)
Other liabilities	(23,614)	(72,437)

Net cash provided by operating activities	301,175	294,453

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(63,388)	(19,405)
Capital expenditures	(46,173)	(57,871)
Proceeds from sale (purchase) of investments, net	187,464	(839)
Repayment (funding) of loan to unconsolidated joint venture	115,000	(5,500)
Other investing activities	45,363	(1,695)

Net cash provided by (used in) investing activities	238,266	(85,310)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under Revolving Credit Facility	—	15,000
Proceeds from issuance of Term Loans, net of fees	—	2,274,825
Repayment of Term Loans	(5,750)	(2,268,000)
Repayment of Tower Securities	(1,165,000)	—
Repurchase and retirement of common stock	—	(106,157)
Payment of dividends on common stock	(122,275)	(108,135)
Proceeds (payments) related to taxes on net settlement of stock options and restricted stock units, net	11,714	(709)
Other financing activities	(824)	1,764

Net cash used in financing activities	(1,282,135)	(191,412)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6,143	(4,345)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(736,551)	13,386
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	1,400,657	250,946

End of period	$664,106	$264,332

Selected Capital Expenditure Detail

	For the three months ended March 31,
	2025	2024
	(in thousands)
Construction and related costs	$19,775	$34,782
Augmentation and tower upgrades	12,165	13,064
Non-discretionary capital expenditures:
Tower maintenance	12,340	8,858
General corporate	1,893	1,167

Total non-discretionary capital expenditures	14,233	10,025

Total capital expenditures	$46,173	$57,871

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at December 31, 2024	17,464	22,285	39,749
Sites acquired during the first quarter	2	342	344
Sites built during the first quarter	2	65	67
Sites decommissioned/reclassified/sold during the first quarter	(21)	(430)	(451)

Sites owned at March 31, 2025	17,447	22,262	39,709

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended March 31,		ended March 31,		ended March 31,
	2025	2024	2025	2024	2025	2024
	(in thousands)
Segment revenue	$460,994	$461,499	$155,215	$166,777	$48,039	$29,586
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(68,272)	(65,970)	(47,206)	(48,843)	(38,188)	(23,178)

Segment operating profit	$392,722	$395,529	$108,009	$117,934	$9,851	$6,408

Segment operating profit margin	85.2%	85.7%	69.6%	70.7%	20.5%	21.7%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin; (ii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iii) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); and (v) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2) Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5) Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2020 Senior Notes and 2021 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	First quarter 2025 year over year growth rate	Foreign currency impact	Growth excluding foreign currency impact
Total site leasing revenue	(1.9%)	(2.5%)	0.6%
Total cash site leasing revenue	(1.5%)	(2.6%)	1.1%
Int’l cash site leasing revenue	(7.5%)	(9.6%)	2.1%
Total site leasing segment operating profit	(2.5%)	(2.3%)	(0.2%)
Int’l site leasing segment operating profit	(8.4%)	(9.8%)	1.4%
Total site leasing tower cash flow	(1.6%)	(2.3%)	0.7%
Int’l site leasing tower cash flow	(8.8%)	(9.7%)	0.9%
Net cash interest expense	4.8%	0.2%	4.6%
Net income	22.3%	37.1%	(14.8%)
Earnings per share — diluted	24.6%	38.8%	(14.2%)
Adjusted EBITDA	(1.7%)	(2.2%)	0.5%
AFFO	(3.8%)	(2.9%)	(0.9%)
AFFO per share	(3.3%)	(2.7%)	(0.6%)

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended March 31,		ended March 31,		ended March 31,
	2025	2024	2025	2024	2025	2024
	(in thousands)
Site leasing revenue	$460,994	$461,499	$155,215	$166,777	$616,209	$628,276
Non-cash straight-line leasing revenue	(1,050)	(4,886)	(231)	794	(1,281)	(4,092)

Cash site leasing revenue	459,944	456,613	154,984	167,571	614,928	624,184
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(68,272)	(65,970)	(47,206)	(48,843)	(115,478)	(114,813)
Non-cash straight-line ground lease expense	(2,182)	(3,461)	514	78	(1,668)	(3,383)

Tower Cash Flow	$389,490	$387,182	$108,292	$118,806	$497,782	$505,988

Tower Cash Flow Margin	84.7%	84.8%	69.9%	70.9%	80.9%	81.1%

Forecasted Tower Cash Flow for Full Year 2025

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2025:

	Full Year 2025
	(in millions)
Site leasing revenue	$2,536.0	to	$2,561.0
Non-cash straight-line leasing revenue	(2.5)	to	2.5

Cash site leasing revenue	2,533.5	to	2,563.5
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(478.0)	to	(488.0)
Non-cash straight-line ground lease expense	(12.5)	to	(7.5)

Tower Cash Flow	$2,043.0	to	$2,068.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended March 31,
	2025	2024
	(in thousands)
Net income	$188,958	$154,543
Non-cash straight-line leasing revenue	(1,281)	(4,092)
Non-cash straight-line ground lease expense	(1,668)	(3,383)
Non-cash compensation	15,713	21,469
Loss from extinguishment of debt, net	—	4,428
Other (income) expense, net	(3,217)	44,652
Acquisition and new business initiatives related adjustments and expenses	7,379	7,417
Asset impairment and decommission costs	37,026	43,648
Interest income	(10,780)	(7,314)
Total interest expense (1)	117,930	110,122
Depreciation, accretion, and amortization	65,048	76,750
Provision for taxes (2)	42,183	17,172

Adjusted EBITDA	$457,291	$465,412

Annualized Adjusted EBITDA (3)	$1,829,164	$1,861,648

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended March 31,
	2025	2024
	(in thousands)
Total revenues	$664,248	$657,862
Non-cash straight-line leasing revenue	(1,281)	(4,092)

Total revenues minus non-cash straight-line leasing revenue	$662,967	$653,770

Adjusted EBITDA	$457,291	$465,412

Adjusted EBITDA Margin	69.0%	71.2%

Forecasted Adjusted EBITDA for Full Year 2025

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2025:

	Full Year 2025
	(in millions)
Net income	$852.5	to	$897.5
Non-cash straight-line leasing revenue	(2.5)	to	2.5
Non-cash straight-line ground lease expense	(12.5)	to	(7.5)
Non-cash compensation	76.0	to	71.0
Other income, net	(2.0)	to	(2.0)
Acquisition and new business initiatives related adjustments and expenses	24.5	to	19.5
Asset impairment and decommission costs	129.5	to	124.5
Interest income	(35.0)	to	(31.0)
Total interest expense (1)	505.5	to	495.5
Depreciation, accretion, and amortization	280.0	to	270.0
Provision for taxes (2)	75.0	to	71.0

Adjusted EBITDA	$1,891.0	to	$1,911.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes, which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share

The tables below set forth the reconciliations of FFO, AFFO, and AFFO per share to their most comparable GAAP measurement.

	For the three months
	ended March 31,
	2025		2024
	(in thousands)	($ per share)	(in thousands)	($ per share)
Net income	$188,958	$1.75	$154,543	$1.42
Real estate related depreciation, amortization, and accretion	63,853	0.59	75,397	0.69
Asset impairment and decommission costs	37,026	0.34	43,648	0.40

FFO	$289,837	$2.68	$273,588	$2.51
Adjustments to FFO:
Non-cash straight-line leasing revenue	(1,281)	(0.01)	(4,092)	(0.04)
Non-cash straight-line ground lease expense	(1,668)	(0.02)	(3,383)	(0.03)
Non-cash compensation	15,713	0.15	21,469	0.20
Adjustment for non-cash portion of tax provision	36,409	0.34	8,283	0.08
Non-real estate related depreciation, amortization, and accretion	1,195	0.01	1,353	0.01
Amortization of deferred financing costs and debt discounts and non-cash interest expense	13,782	0.13	13,732	0.13
Loss from extinguishment of debt, net	—	—	4,428	0.04
Other (income) expense, net	(3,217)	(0.04)	44,652	0.41
Acquisition and new business initiatives related adjustments and expenses	7,379	0.07	7,417	0.07
Non-discretionary cash capital expenditures	(14,233)	(0.13)	(10,025)	(0.09)

AFFO	$343,916	$3.18	$357,422	$3.29
Adjustments for joint venture partner interest	(1,727)	(0.02)	(1,293)	(0.01)

AFFO attributable to SBA Communications Corporation	$342,189	$3.16	$356,129	$3.28

Diluted weighted average number of common shares		108,140		108,616

Forecasted AFFO for the Full Year 2025

The tables below set forth the reconciliations of the forecasted AFFO and AFFO per share set forth in the Outlook section to their most comparable GAAP measurements for the full year 2025:

(in millions, except per share amounts)	Full Year 2025
	(in millions)			($ per share)
Net income	$852.5	to	$897.5	$7.89	to	$8.31
Real estate related depreciation, amortization, and accretion	267.0	to	262.0	2.47	to	2.43
Asset impairment and decommission costs	129.5	to	124.5	1.20	to	1.15

FFO	$1,249.0	to	$1,284.0	$11.56	to	$11.89
Adjustments to FFO:
Non-cash straight-line leasing revenue	(2.5)	to	2.5	(0.02)	to	0.02
Non-cash straight-line ground lease expense	(12.5)	to	(7.5)	(0.12)	to	(0.07)
Non-cash compensation	76.0	to	71.0	0.70	to	0.66
Adjustment for non-cash portion of tax provision	36.0	to	36.0	0.33	to	0.33
Non-real estate related depreciation, amortization, and accretion	13.0	to	8.0	0.12	to	0.07
Amortization of deferred financing costs and debt discounts and non-cash interest expense	34.5	to	34.5	0.32	to	0.32
Other income, net	(2.0)	to	(2.0)	(0.02)	to	(0.02)
Acquisition and new business initiatives related adjustments and expenses	24.5	to	19.5	0.23	to	0.18
Non-discretionary cash capital expenditures	(63.0)	to	(53.0)	(0.57)	to	(0.48)

AFFO	$1,353.0	to	$1,393.0	$12.53	to	$12.90
Adjustments for joint venture partner interest	(7.0)	to	(7.0)	(0.06)	to	(0.06)

AFFO attributable to SBA Communications Corporation	$1,346.0	to	$1,386.0	$12.47	to	$12.84

Diluted weighted average number of common shares (1)				108.0	to	108.0

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2025.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

March 31,
2025
(in thousands)
2020-1C Tower Securities	$750,000
2020-2C Tower Securities	600,000
2021-1C Tower Securities	1,165,000
2021-2C Tower Securities	895,000
2021-3C Tower Securities	895,000
2022-1C Tower Securities	850,000
2024-1C Tower Securities	1,450,000
2024-2C Tower Securities	620,000
2024 Term Loan	2,277,000

Total secured debt	9,502,000
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	3,000,000

Total debt	$12,502,000

Leverage Ratio
Total debt	$12,502,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(725,345)

Net debt	$11,776,655

Divided by: Annualized Adjusted EBITDA	$1,829,164

Leverage Ratio	6.4x

Secured Leverage Ratio
Total secured debt	$9,502,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(725,345)

Net Secured Debt	$8,776,655

Divided by: Annualized Adjusted EBITDA	$1,829,164

Secured Leverage Ratio	4.8x